Exhibit 5 (a)

Pacific Life & Annuity Company [P.O. Box 2829, Omaha, NE 68103-2829 or 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102 www.PacificLifeandAnnuity.com Contract Owners: (800) 748-6907]	[Destinations B] Individual Flexible Premium Deferred Variable Annuity Application NEW YORK
1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last) John, James, Doe	Birth Date (mo/day/yr) 01/01/1950	Sex ☒ M ☐ F

Mailing Address 123 Anystreet	City, State, ZIP Anywhere, NY, 11201	SSN 123-45-6789
Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ______ ______	Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.
Information put here will be used for contract and registered representative appointment purposes.
ADDITIONAL ANNUITANT Not applicable for qualified contracts or contracts with non-natural owners. Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN
Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE
☐ [Stepped-Up Death Benefit Owner(s) and Annuitant(s) must not be over age 75 at issue.]
If the [stepped-up death benefit] I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the [stepped-up death benefit rider.]

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4. ELECTRONIC INFORMATION CONSENT
By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semi-annual reports, quarterly statements and immediate confirmations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically. I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and the ability to read and retain it.
I understand that:
•	There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•	I must provide a current e-mail address and notify Pacific Life & Annuity promptly when my e-mail address changes.

•	I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity.

•	I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

•	Electronic delivery will be cancelled if e-mails are returned undeliverable.

•	This election will be effective for all contracts I currently own or acquire in the future.

•	This consent will remain in effect until I revoke it.
Pacific Life & Annuity is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

E-Mail address:

5. HOUSEHOLDING By signing this application I consent to Pacific & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.
  ☐ I elect NOT to participate in householding.
6. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs and qualified plans) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. Use Section 14, Special Requests, to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %

7. CONTRACT TYPE Select ONE.

[☒ Non-Qualified[1,2] ☐ IRA[3]	☐ SIMPLE IRA[4] ☐ SEP-IRA	☐ Roth IRA ☐ TSA/403(b)[5]	☐ 401(a)[6] ☐ 401(k)[6]	☐ Individual(k)[7] ☐ Keogh/HR-106]

[1 For trust-owned contracts, complete Trustee Certification and Disclosure.      2 For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement.      3 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification.      4 Complete SIMPLE IRA Employer Information.      5 Complete TSA Certification.      6 Complete Qualified Plan Disclosure.
7 Complete Individual(k) Qualified Plan Disclosure.]

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8. INITIAL PURCHASE PAYMENT
8A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange(s)/estimated transfer	$

☒ Amount enclosed		$25,000

8B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer	$

☐ Rollover	$

☐ Contribution	$ for tax year

9. REPLACEMENT
9A. EXISTING INSURANCE

☐ Yes ☒ No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)
9B. REPLACEMENT

☐ Yes ☒ No
Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

10. OPTIONAL RIDERS Subject to state availability.
To qualify for [CoreIncome Advantage5, or Automatic Income Builder] rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life & Annuity Company makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Note: Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA and Inherited TSA business.
[Guaranteed Minimum Withdrawal Benefit Select one.
☐	CoreIncome Advantage5 Annuitant(s) must not be over age 85 at issue.

☐	Automatic Income Builder Annuitant(s) must not be over age 85 at issue.]
If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.
11. ANNUITY DATE (Annuity Start Date) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

Annuity Date (mo/day/yr) 01/01/2015

12. DOLLAR COST AVERAGING If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below. If you select a Custom Model in Section 14 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. If you select Portfolio Optimization, Asset Allocations Strategies or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 14, Special Requests, or the [Transfers and Allocations] form. Note: Only DCA Plus may be used with Custom Models.
DCA Plus Term Select One.

[☐ 6 months ☐ 12 months	________% of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 14.]

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13. REBALANCING Choose one rebalancing frequency. Rebalancing is optional unless you select a Custom Model in Section 15. If you select a Custom Model, rebalancing will be quarterly.
  [☐ Quarterly†          ☐ Semiannually          ☐ Annually]
†Required with a Custom Model selected in Section 15.
14. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the owner(s).

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15. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. IMPORTANT: To be eligible for an optional rider in Section 10, you must select ONE of the following options:
I.
Asset Allocation Models & Sample Portfolios: Select one model. 100% of your investment will be allocated to the model selected.
[Note: Model E and the All Equity Sample Portfolio are not available allocation options for use with Optional Riders in Section 10.]

II.	Asset Allocation Strategies: Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%.

III.
Custom Models: Indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Custom Models will be rebalanced quarterly to the allocations selected.

If you want to select individual investments and are NOT choosing an optional rider in Section 10, you may indicate any combination of investments in Option III. Allocations must total 100%.

Models and Sample Portfolios	OPTION I: ASSET ALLOCATION MODELS & SAMPLE PORTFOLIS Select only one.

	[Portfolio Optimization Models: ☐ Model A ☐ Model C ☐ Model E ☐ Model B ☐ Model D	Edward Jones Sample Portfolios: ☐ Balanced: Growth & Income ☐ Balanced Toward Growth ☐ Growth Focus ☐ All Equity ]

Asset Allocation Strategies	OPTION II: ASSET ALLOCATION STRATEGIES 100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 10.
[______% Pacific Dynamix-Conservative Growth Portfolio
______% Pacific Dynamix-Moderate Growth Portfolio
______% Pacific Dynamix-Growth Portfolio
______% AllianceBernstein VPS Balanced Wealth Strategy
______% BlackRock Global Allocation V.I. Fund	______% Franklin Templeton VIP Founding Funds
______% GE Investments Total Return Fund
______% Invesco Van Kampen V.I. Global Tactical Asset
Allocation Fund
______% Invesco V.I. Global Multi-Asset Fund
		______% PIMCO Global Multi-Asset Portfolio]	___% Total

OPTION III Select one: ☐ CUSTOM MODEL ☐ INDIVIDUAL INVESTMENTS
Custom Models: For Custom Models only, Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D.
Individual Investments: If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments. Allocations must total 100%.

Category A Fixed- Income Portfolios	[______% Franklin Templeton — Templeton Global Bond Securities Fund ______% Goldman Sachs — Short Duration Bond ______% Lord Abbett — Total Return Portfolio-VC ______% PAM — Cash Management	______% PAM — High Yield Bond ______% PIMCO — Managed Bond ______% PIMCO — Inflation Managed ______% Western Asset Management — Diversified Bond]	___% Total

Category B Domestic Equity Portfolios	[______% Alger — Small-Cap Growth
______% BlackRock — Capital Appreciation V.I. Fund
______% BlackRock — Equity Index
______% BlackRock — Mid-Cap Value
______% BlackRock — Small-Cap Index
______% ClearBridge — Large-Cap Value
______% Franklin Templeton/BlackRock — Small-Cap Equity
______% Invesco — Comstock
______% Janus — Growth LT	______% Janus — Focused 30
______% Lazard — Mid-Cap Equity
______% MFS — Investors Growth Stock Series
______% MFS — MFS Value Series
______% Morgan Stanley — Mid-Cap Growth
______% NFJ — Small-Cap Value
______% Oppenheimer — Main Street® Core
______% T. Rowe Price — Dividend Growth
		______% UBS — Large-Cap Growth]	___% Total

Category C International Equity and Sector Portfolios	[______% AllianceBernstein — International Value
______% Batterymarch — International Small-Cap
______% Franklin Templeton — Mutual Global Discovery
Securities Fund
	______% Lord Abbett — International Core Equity Portfolio-VC	______% MFS — International Large-Cap ______% Morgan Stanley — Real Estate ______% Oppenheimer — Emerging Markets]	___% Total

Category D Asset Allocation Strategies	[______% Pacific Dynamix-Conservative Growth Portfolio
______% Pacific Dynamix-Moderate Growth Portfolio
______% Pacific Dynamix-Growth Portfolio
______% AllianceBernstein VPS Balanced Wealth Strategy
______% BlackRock Global Allocation V.I. Fund	______% Franklin Templeton VIP Founding Funds
______% GE Investments Total Return Fund
______% Invesco Van Kampen V.I. Global Tactical Asset
Allocation Fund
______% Invesco V.I. Global Multi-Asset Fund
		______% PIMCO Global Multi-Asset Portfolio]	___% Total

		CATEGORIES A — D MUST TOTAL 100%	___% Total

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16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by the company. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner. Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State	NY
	01/01/10	Anywhere		— —
Joint Owner’s Signature (if applicable)	Date (mo/day/yr)

17. REGISTERED REPRESENTATIVE’S STATEMENT

17A.	☐Yes ☒No
Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)
Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

17B.	☐Yes ☒No
If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 9B of this application. I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life.

Soliciting Registered Representative’s Signature	Print Registered Representative’s Full Name Cindy Brown	Insurance License Number 12345
Registered Representative’s Telephone Number (123) 456-7890	Registered Representative’s E-Mail Address	Option [ ☒ A ]
Broker/Dealer’s Name Brown & Associates	Brokerage Account Number (optional)

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